UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2010

ALTRIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-8940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street, Richmond, Virginia		23230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 274-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On February 22, 2010, the Board of Directors of Altria Group, Inc. (“Altria”) elected Mr. John T. Casteen III to the Board of Directors. Mr. Casteen is not being named to any committee of the Board of Directors at this time.

The Board of Directors made an affirmative determination that Mr. Casteen qualifies as an independent director under the New York Stock Exchange listing standards and Altria’s standards for director independence.

Altria has engaged in certain transactions with the University of Virginia (“UVA”), where Mr. Casteen has served as President since 1990. Mr. Casteen’s daughter-in-law is employed by UVA.

The transactions between Altria and UVA are described below.

In 2009, a subsidiary of Altria made a $1.5 million charitable contribution to UVA as part of a $25 million pledge made in 2006. The pledge, with a remaining balance of $8.5 million, reflects a long-standing relationship between Altria and UVA including employment recruiting and charitable donations. Also in 2009, Altria (i) made certain other charitable donations to UVA, including contributions under Altria’s matching gift program, in an aggregate amount of $390,899 and (ii) made ordinary course trade payments to UVA in the aggregate amount of $457,873 on terms comparable to those provided to unrelated third parties. The sum of these contributions and payments represent less than 2% of UVA’s consolidated gross revenues in its latest completed fiscal year. Mr. Casteen has announced his intention to retire from his position as President of UVA in August 2010 and become President Emeritus at that time.

Mr. Casteen will be compensated for his service on Altria’s Board pursuant to the existing compensation program for non-employee directors described in detail in Altria’s proxy statement dated April 9, 2009.

A copy of the press release issued by Altria announcing the appointment of Mr. Casteen is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the appointment of Mr. Casteen, on February 22, 2010, the Board of Directors of Altria amended Article II, Section 2 of its By-Laws, as amended, in order to increase the size of the Board from nine (9) to ten (10) directors effective immediately. Altria’s Amended and Restated By-Laws are attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated By-Laws of Altria Group, Inc.

99.1	Altria Group, Inc. Press Release dated February 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

	By:	/s/ W. HILDEBRANDT SURGNER, JR.
	Name:	W. Hildebrandt Surgner, Jr.
	Title:	Corporate Secretary and
Senior Assistant General Counsel
DATE: February 22, 2010

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Altria Group, Inc.

99.1	Altria Group, Inc. Press Release dated February 22, 2010.